Exhibit 99.1



                 Brookline Bancorp Announces 2005 Second Quarter
                  Operating Results and Dividend Declarations



    BROOKLINE, Mass.--(BUSINESS WIRE)--July 21, 2005--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2005 second quarter and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable August 15, 2005 to stockholders of record on July 29, 2005.
    The Company earned $5,441,000, or $0.09 per share on a basic and diluted basis, for the quarter ended June 30, 2005 compared to $4,622,000, or $0.08 per share on a basic and diluted basis, for the quarter ended June 30, 2004. The 17.7% increase in quarterly earnings was attributable primarily to inclusion of the operating results of Mystic Financial, Inc. and its subsidiaries ("Mystic") and higher mortgage loan prepayment fees ($755,000 in the 2005 quarter compared to $278,000 in the 2004 quarter). Included in the 2005 and 2004 quarterly periods were securities gains of $259,000 and $381,000, respectively.
    Net income for the six months ended June 30, 2005 was $10,973,000, or $0.18 per share on a basic and diluted basis, compared to $9,274,000, or $0.16 per share on a basic and diluted basis, for the six months ended June 30, 2004. The 18.3% increase in six month earnings was attributable primarily to inclusion of the operating results of Mystic and improvement in the Company's net interest margin. Included in the 2005 and 2004 six month periods were mortgage loan prepayment fees of $1,145,000 and $1,141,000, respectively, and securities gains of $853,000 and $961,000, respectively.
    As previously reported, the Company acquired Mystic on January 7, 2005. Total assets acquired were approximately $440 million, including loans of $343 million, and deposits assumed were approximately $331 million. The balance of Mystic loans acquired declined to $280 million at June 30, 2005 as a result of (a) the sale of $30 million of long-term fixed rate residential mortgage loans done to reduce the risk related to rising interest rates and (b) loan payoffs, including approximately $10 million in construction loans and $10 million in residential mortgage loans. In light of the trend of rising prices in the housing market, the Company has chosen to be cautious in originating new construction and residential mortgage loans. The balance of Mystic related deposits increased to $354 million at June 30, 2005. The attractive deposit base of Mystic was one of the important reasons for pursuing the acquisition.
    As part of the acquisition, Mystic was merged into the Company and, on April 11, 2005, its operating systems were merged into the Company's operating systems. Merger/conversion related expenses of $893,000 were incurred in the six month period ended June 30, 2005, $511,000 of which were incurred in the second quarter of 2005. No further significant merger/conversion expenses are contemplated. Of the total amount paid for the acquisition, $11.8 million was classified as a core deposit intangible asset to be amortized over nine years. Amortization of the core deposit intangible amounted to $593,000 in the 2005 second quarter and $1,185,000 for the six months ended June 30, 2005.
    Net interest income was $4,243,000, or 32.9%, higher in the 2005 quarter compared to the 2004 quarter and $9,122,000, or 36.4%, higher in the 2005 six month period compared to the 2004 six month period. The increases were due to growth in assets, notably from the Mystic acquisition and higher balances of indirect automobile loans, and improvement in interest rate spread from 2.42% in the 2004 quarter to 2.52% in the 2005 quarter and from 2.35% in the 2004 six month period to 2.55% in the 2005 six month period.
    Net interest margin improved from 3.24% in the 2004 six month period to 3.28% in the 2005 six month period, but declined from 3.29% in the 2004 quarter to 3.26% in the 2005 quarter. The quarterly decline in net interest margin was due to the reduction in the percent of total assets funded by stockholders' equity for which there is no charge for interest expense from 37.6% in the 2004 quarter to 28.0% in the 2005 quarter. Offsetting most of the effect of the decrease in the percent of assets funded by stockholders' equity was the increase in the rate realized on interest-earning assets from 4.55% in the 2004 quarter to 4.99% in the 2005 quarter. The rate increase was due primarily to the rise in interest rates established by the Federal Reserve for overnight borrowings between banks from 1.00% in June 2004 to 2.25% at the end of 2004 and 3.25% at June 30, 2005. Because of the high percent of the Company's assets funded by stockholders' equity, a rising interest rate environment has a positive impact on the Company's net interest income. It should be noted, however, that while rates earned increase in a rising interest rate environment, interest rates paid on deposits and borrowed funds likewise increase. For example, the average rate paid on interest-bearing liabilities increased from 2.13% in the 2004 second quarter to 2.28% in the 2005 first quarter and 2.47% in the 2005 second quarter. Trends in interest rates depend on many factors and, accordingly, actual rates in the future could vary significantly and cause fluctuations in the Company's net interest income.
    The provision for loan losses increased from $711,000 in the 2004 quarter to $957,000 in the 2005 quarter and from $1,041,000 in the 2004 six month period to $1,611,000 in the 2005 six month period. Of these amounts, $501,000, $623,000, $883,000 and $1,327,000, respectively, related to the indirect automobile loan portfolio which grew from $211 million at December 31, 2003 to $313 million at June 30, 2004 and $420 million at June 30, 2005. Net charge-offs in that portfolio amounted to $137,000 in the 2004 quarter, $237,000 in the 2005 quarter, $271,000 in the 2004 six month period and $556,000 in the 2005 six month period. The annualized rate of net charge-offs for the 2005 six month period was 0.28% of average indirect automobile loans outstanding. The substantial excess of provisions over charge-offs is in light of the growth of the portfolio. Such growth is expected to continue as the Company recently expanded its geographic market area to include Connecticut, Rhode Island and western Massachusetts. The same underwriting criteria applied to date will be applied to loans originated in the expanded market area.
    The provision for loan losses not attributable to indirect automobile lending related to growth of the remainder of the loan portfolio and assignment of higher risk ratings to certain loans acquired in the Mystic transaction. The Company is utilizing its more conservative underwriting criteria in addressing collection of the Mystic loans acquired and in the origination of new loans to the customer base acquired.
    In approving an extra dividend of $0.20 per share in addition to a regular quarterly dividend of $0.085 per share, the Board of Directors considered the earnings of the Company, its capital requirements, potential future business initiatives and other factors. While it is the intent of the Board of Directors for the foreseeable future to authorize payment of an extra dividend semi-annually, the payment and magnitude of any future dividend will be considered in light of changing opportunities to deploy capital effectively, including the repurchase of Company common stock, future interest rates, expansion of the Company's business and general economic conditions.

    The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.




               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)

                                   June 30,  December 31,   June 30,
                                     2005        2004        2004
                                  ----------- ----------- -----------
              ASSETS
----------------------------------
Cash and due from banks           $   17,558  $    8,937  $    9,639
Short-term investments               163,762     127,928     118,748
Securities available for sale        339,189     260,852     276,489
Securities held to maturity
 (market value of $875, $914
  and $1,251, respectively)              857         889       1,222
Restricted equity securities          23,081      17,444      15,125
Loans                              1,608,295   1,269,637   1,183,005
Allowance for loan losses            (22,175)    (17,540)    (16,962)
                                   ---------- ----------- -----------
   Net loans                       1,586,120   1,252,097   1,166,043
                                   ---------- ----------- -----------
Other investment                       4,527       4,456       4,318
Accrued interest receivable            8,315       5,801       5,712
Bank premises and equipment, net      11,507       3,900       2,663
Other real estate owned                1,400           -           -
Deferred tax asset                     8,623       9,980       9,116
Prepaid income taxes                   2,986         270          12
Core deposit intangible               10,656           -           -
Goodwill                              35,597           -           -
Other assets                           1,968       1,945       1,131
                                  ----------- ----------- -----------
   Total assets                   $2,216,146  $1,694,499  $1,610,218
                                  =========== =========== ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------
Deposits                          $1,145,995  $  773,958  $  725,486
Borrowed funds                       427,277     320,171     273,738
Subordinated debt                     12,280           -           -
Mortgagors' escrow accounts            5,121       4,464       4,579
Accrued expenses and other
 liabilities                          12,351      10,893      10,173
                                  ----------- ----------- -----------
   Total liabilities               1,603,024   1,109,486   1,013,976
                                  ----------- ----------- -----------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued                 -           -           -
  Common stock, $0.01 par value;
   200,000,000 shares authorized;
   62,998,984 shares, 60,477,939
   shares and 60,409,532 shares
   issued, respectively                  630         605         604
  Additional paid-in capital         511,918     471,799     471,100
  Retained earnings, partially
   restricted                        132,497     144,081     157,174
  Accumulated other comprehensive
   income (loss) (A)                    (287)        560       1,003
  Treasury stock, at cost -
   1,404,693 shares, 1,335,299
   shares and 1,335,299 shares
   issued, respectively              (18,144)    (17,017)    (17,017)
  Unearned compensation -
   recognition and retention plans    (9,591)    (10,963)    (12,406)
  Unallocated common stock held by
   ESOP -715,489 shares, 743,221
   shares and 773,290 shares
   issued, respectively               (3,901)     (4,052)     (4,216)
                                  ----------- ----------- -----------
     Total stockholders' equity      613,122     585,013     596,242
                                  ----------- ----------- -----------
     Total liabilities and
      stockholders' equity        $2,216,146  $1,694,499  $1,610,218
                                  =========== =========== ===========

(A) Represents net unrealized gains (losses) on securities available for sale, net of taxes.



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)

                         Three months ended       Six months ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                            2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Interest income:
  Loans                   $22,356     $15,506     $44,079     $30,565
  Debt securities           2,644       1,942       4,911       3,448
  Marketable equity
   securities                  76          69         150         148
  Restricted equity
   securities                 239          71         458         140
  Short-term
   investments              1,009         305       1,855         603
                       ----------- ----------- ----------- -----------
   Total interest
    income                 26,324      17,893      51,453      34,904
                       ----------- ----------- ----------- -----------

Interest expense:
  Deposits                  5,354       2,832       9,912       5,529
  Borrowed funds            3,672       2,174       7,053       4,313
  Subordinated debt           168           -         304           -
                       -----------     ------- ----------- -----------
   Total interest
    expense                 9,194       5,006      17,269       9,842
                       -----------     ------- ----------- -----------
Net interest income        17,130      12,887      34,184      25,062
Provision for loan
 losses                       957         711       1,611       1,041
                       -----------     ------- ----------- -----------
   Net interest income
    after provision
    for loan losses        16,173      12,176      32,573      24,021
                       -----------     ------- ----------- -----------

Non-interest income:
  Fees and charges          1,206         549       2,053       1,670
  Gains on securities,
   net                        259         381         853         961
  Swap agreement
   market valuation
   credit                       6          88          49         128
  Other income                107         211         241         351
                       ----------- ----------- ----------- -----------
   Total non-interest
    income                  1,578       1,229       3,196       3,110
                       ----------- ----------- ----------- -----------

Non-interest expense:
  Compensation and
   employee benefits        3,328       2,537       6,555       5,072
  Recognition and
   retention plans            651         718       1,373       1,446
  Occupancy                   685         374       1,390         791
  Equipment and data
   processing               1,596       1,091       3,186       2,084
  Advertising and
   marketing                  251         189         455         376
  Dividend equivalent
   rights                       -           -         363         375
  Merger/conversion           511           -         893           -
  Amortization of core
   deposit intangible         593           -       1,185           -
  Other                       954         636       1,894       1,242
                       ----------- ----------- ----------- -----------
   Total non-interest
    expense                 8,569       5,545      17,294      11,386
                       ----------- ----------- ----------- -----------

Income before income
 taxes                      9,182       7,860      18,475      15,745
Provision for income
 taxes                      3,741       3,238       7,502       6,471
                       ----------- ----------- ----------- -----------
   Net income             $ 5,441     $ 4,622     $10,973     $ 9,274
                       =========== =========== =========== ===========

Earnings per common
 share:
   Basic                  $  0.09     $  0.08     $  0.18     $  0.16
   Diluted                   0.09        0.08        0.18        0.16

Weighted average common
  shares outstanding
   during the period:
   Basic               60,086,614  57,247,354  59,984,623  57,156,108
   Diluted             60,866,872  58,057,812  60,771,324  58,051,083



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs

                             Three months ended June 30,
               -------------------------------------------------------
                            2005                       2004
               ---------------------------- --------------------------
                                    Average                   Average
                 Average   Interest yield/  Average Interest  yield/
                 balance      (1)    cost   balance    (1)     cost
               ----------- -------- ------- ------- -------- ---------
                               (Dollars in thousands)
Assets
--------------
Interest-
 earning
 assets:
  Short-term
   investments   $142,570  $ 1,009   2.84%   $118,387  $   305  1.03%
  Debt
   securities (2) 339,102    2,671  3.15      273,969    1,951  2.85
  Equity
   securities (2)  31,513      343  4.36       25,202      167  2.63
  Mortgage
   loans (3)    1,104,434   16,857  6.11      817,699   12,032  5.89
  Money market
   loan
   partici-
   pations              -        -     -          640        2  1.15
  Other
   commercial
   loans (3)       75,013    1,104  5.89       30,916      434  5.62
  Indirect
   automobile
   loans (3)      415,010    4,341  4.20      303,983    2,993  3.95
  Other
   consumer
   loans (3)        3,044       54  7.10        2,341       44  7.52
                ---------- --------         ---------- --------
   Total
    interest-
    earning
    assets      2,110,686   26,379  4.99%   1,573,137   17,928  4.55%
                           -------- -----              -------- -----
Allowance for
 loan losses      (21,526)                    (16,501)
Non-interest
 earning
 assets           101,438                      29,442
               -----------                 -----------
   Total
    assets     $2,190,598                  $1,586,078
               ===========                 ===========

Liabilities and
 Stockholders'
 Equity
--------------
Interest-bearing
 liabilities:
  Deposits:
   NOW
    accounts   $  101,296       42  0.17%  $   62,666       22  0.14%
   Savings
    accounts      159,875      554  1.39       74,713      319  1.71
   Money
    market
    savings
    accounts      274,155    1,043  1.53      282,121      842  1.20
   Certificate
    of deposit
    accounts      531,164    3,715  2.81      261,911    1,649  2.53
               ----------- --------        ----------- --------
     Total
      deposits  1,066,490    5,354  2.01      681,411    2,832  1.67
  Borrowed
   funds          413,234    3,672  3.52      259,327    2,174  3.32
  Subordinated
   debt            12,299      168  5.40            -        -     -
               ----------- --------        ----------- --------
     Total
      interest
      bearing
      liabili-
      ties      1,492,023    9,194  2.47%     940,738    5,006  2.13%
                           -------- -----              -------- -----
Non-interest-
 bearing demand
 checking
 accounts          69,188                      35,286
Other
 liabilities       14,770                      13,744
               -----------                 -----------
     Total
      liabili-
      ties      1,575,981                     989,768
Stockholders'
 equity           614,617                     596,310
               -----------                 -----------
     Total
      liabili-
      ties and
      stock-
      holders'
      equity   $2,190,598                  $1,586,078
               ===========                 ===========
Net interest
 income (tax
 equivalent
 basis)/
 interest rate
  spread (4)                17,185  2.52%               12,922  2.42%
                                    =====                       =====
Less adjustment
 of tax exempt
 income                         55                          35
                           --------                     -------
Net interest
 income                    $17,130                     $12,887
                           ========                    ========
Net interest
 margin (5)                         3.26%                       3.29%
                                    =====                       =====

(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.

(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                       Three months       Six months
                                           ended            ended
                                         June 30,         June 30,
                                     ----------------- ---------------
                                        2005     2004    2005    2004
                                     -------- -------- ------- -------

Performance Ratios (annualized):
Return on average assets               0.99%    1.17%    1.01%   1.18%
Return on average stockholders'
 equity                                3.54%    3.10%    3.56%   3.08%
Interest rate spread                   2.52%    2.42%    2.55%   2.35%
Net interest margin                    3.26%    3.29%    3.28%   3.24%

Dividends paid per share during
 period                              $0.085   $0.085    $0.37   $0.37

                                             At        At       At
                                          June 30,  Dec. 31, June 30,
                                            2005     2004      2004
                                          -------  --------  --------
                          (Dollars in thousands except per share data)
Capital Ratio:
Stockholders' equity to total assets       27.67%    34.52%    37.03%

Asset Quality:
Non-performing loans                     $   227   $   111   $   168
Non-performing assets                      1,916       439       322
Allowance for loan losses                 22,175    17,540    16,962
Allowance for loan losses as a percent
 of total loans                             1.38%     1.38%     1.43%
Non-performing assets as a percent of
 total assets                               0.09%     0.03%     0.02%

Per Share Data:
Book value per share                     $  9.95   $  9.89   $ 10.09
Tangible book value per share            $  9.20   $  9.89   $ 10.09
Market value per share                   $ 16.26   $ 16.32   $ 14.67



    CONTACT: Brookline Bancorp, Inc.
             Paul R. Bechet, 617-730-3500
             Chief Financial Officer